Exhibit 99.1

FOR IMMEDIATE RELEASE:

Einstein Noah Restaurant Group Reports

Fourth Quarter and Fiscal 2012 Financial Results

Seventh Consecutive Quarter of Positive System-Wide Comparable Restaurant Sales

Record Revenues, Record Adjusted EBITDA, & Record Cash Flow from Operations for Fiscal 2012

LAKEWOOD, Colo. – February 28, 2013 – Einstein Noah Restaurant Group, Inc. (NASDAQ: BAGL), a leader in the quick-casual segment of the restaurant industry operating under the Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® brands, today reported financial results for the 13-week fourth quarter and 52-week fiscal year ended January 1, 2013. The fourth quarter and fiscal year in 2011 were 14 weeks and 53 weeks, respectively.

Highlights for the 13-Week Fourth Quarter 2012 Compared to the 14-Week Fourth Quarter 2011; and for the 52-Week Fiscal 2012 Compared to the 53-Week Fiscal 2011:

•	System-wide comparable store sales for the fourth quarter increased 1.4%, the seventh consecutive quarter of positive trends. For the year, system-wide comparable store sales increased 1.0%.

•

Total revenues decreased $4.5 million, or 3.9%, to $110.6 million from $115.1 million reflecting the impact of the additional revenues from the 14th week in the fourth quarter of 2011. Total revenues for the year increased $3.4 million, or 0.8%, to a record $427.0 million from $423.6 million.

•	Excluding the extra week in fiscal 2011, total revenues increased 2.6% in 2012 for the fourth quarter and for the year, with revenue growth offset by the closure of the Company’s commissaries.

•	For the year, adjusted EBITDA increased $5.2 million, or 11.7%, to a record $49.7 million from $44.5 million. (*)

•	Cash flow from operations for the year increased 24.0% to a record $48.5 million from $39.1 million.

•

Net income for the fourth quarter was $3.2 million, or $0.18 per diluted share. For the year, net income was $12.7 million, or $0.74 per diluted share compared to net income of $13.2 million, or $0.78 per diluted share.

•

For the year, adjusted net income increased $3.3 million, or 25.2%, to $16.4 million, or $0.95 adjusted earnings per diluted share, compared to adjusted net income of $13.1 million, or $0.78 adjusted earnings per diluted share, on a comparable 52-week basis. (*)

•	The Company paid a total of $76.6 million in a one-time special and regular quarterly dividends.

Jeff O’Neill, President and Chief Executive Officer, stated, “2012 was a strong year at Einstein Noah as we successfully executed on our key objectives and delivered strong financial results to our shareholders. We achieved record revenues, record adjusted EBITDA, and record operating cash flow through a combination of positive comparable sales, unit development, and operational improvements. We also returned a substantial amount of capital through a one-time special dividend as well as our regular quarterly dividends, further demonstrating our long-term confidence in the business.”

O’Neill continued, “Specific to the fourth quarter, we generated our highest comparable sales result of the year and seventh consecutive quarter of comparable store sales growth overall as our product and marketing initiatives resonated with customers. From a profitability standpoint, gross profit margins as a percentage of revenues improved reflecting the positive impact of our initiatives. All in all, we consider the fourth quarter a fine ending to a year in which we created and unlocked value for the benefit of all shareholders.”

Fourth Quarter 2012 Financial Results

For the fourth quarter ended January 1, 2013, system-wide comparable store sales increased 1.4% on a 13-week basis, reflecting 3.9% growth in average check. The higher average check was driven by a combination of favorable product mix and price.

Total revenues decreased 3.9% to $110.6 million from $115.1 million, reflecting a 3.4% decrease in Company-owned restaurant revenues, a 12.9% decrease in manufacturing and commissary revenues (related to the planned commissary closures earlier in the year, offset by higher revenues from the manufacturing facility to third parties), and a 4.7% increase in franchise and license related revenues. Excluding the extra week in fiscal 2011, total revenues increased 2.6% in 2012 for the fourth quarter. The year-ago fiscal period benefitted from an incremental 14th week, which contributed $7.3 million in total revenues to the fourth quarter of 2011.

Restaurant gross margin was a strong 20.5%, down 100 basis points as a percentage of restaurant sales from 21.5% in fiscal 2011 reflecting the deleveraging of many fixed costs as a result of not having the benefit of the incremental operating week in the fourth quarter of 2012. The benefit of having an extra week in the fourth quarter of 2011 improved restaurant gross margin by approximately 100 basis points. Prime costs, defined as cost of sales plus labor costs, were 120 basis points lower than the prior-year period.

Manufacturing and commissary gross margin as a percentage of manufacturing and commissary revenues increased from 11.3% to 23.2% and was driven by benefits from various cost initiatives, and the commissary closures earlier in the year.

Overall, gross profit was $25.5 million in the fourth quarter of 2012 compared to $26.3 million in the fourth quarter of 2011, but as a percentage of total revenues, increased 20 basis points to 23.1% from 22.9% in the year-ago period.

General and administrative expenses decreased to $9.4 million in the fourth quarter of 2012 from $9.5 million in the fourth quarter of 2011 and reflect a decrease in expense due to one less week of operations offset by higher variable compensation expense.

Pre-opening expenses increased to $711,000 compared to $110,000 as a result of opening 11 company-owned restaurants in the fourth quarter of 2012 compared to opening 2 company-owned restaurants in the fourth quarter of 2011.

The Company incurred $3.0 million in expenses related to the completion of the strategic alternative review process and $1.2 million in expense related to an employee benefit settlement in the fourth quarter of 2012 and reported in the Other operating expenses, net line. The Company incurred $0.8 million of restructuring expenses in the fourth quarter of 2011 primarily related to its decision to close its five food commissaries.

Adjusted EBITDA was $15.4 million in the fourth quarter of 2012 compared to $16.8 million in the fourth quarter of 2011, but was up 11.7% to $49.7 million for fiscal 2012. (*)

Net income in the fourth quarter of 2012 was $3.2 million, or $0.18 per diluted share, which included $0.15 per diluted share for strategic alternatives and employee benefit audit settlement expenses. Net income in the fourth quarter of 2011 was $6.1 million, or $0.36 per diluted share, which included $0.03 per diluted share for restructuring expenses. The impact of the 14th week in the fourth quarter of 2011 was approximately $0.03 in earnings per diluted share.

For the year, net income was $12.7 million, or $0.74 per diluted share compared to net income of $13.2 million, or $0.78 per diluted share.

On a comparable 52-week basis, adjusted net income increased $3.3 million, or 25.2%, to $16.4 million, or $0.95 adjusted earnings per diluted share, compared to adjusted net income of $13.1 million, or $0.78 adjusted earnings per diluted share. (*)

*	A reconciliation of the non-GAAP measure to the nearest GAAP measure can be found in the accompanying tables below.

Restaurant Development

As of January 1, 2013, there were 816 Einstein Bros.® Bagels, Noah’s New York Bagels®, and Manhattan Bagel® branded restaurants in operation. During the fourth quarter of 2012, the Company opened 11 company-owned restaurants and ended the quarter with 461 Company-owned and operated restaurants, while franchisees and licensees opened 4 and 5 restaurants, respectively, and ended the period with 97 and 258 restaurants, respectively.

Fiscal 2013 Guidelines

The Company is providing the following guidelines for the 52-week fiscal year.

•	60 to 80 system-wide openings, including 15 to 20 Company-owned restaurants, 15 to 20 franchise restaurants, and 30 to 40 license restaurants.

•	Capital expenditures of $20 million to $22 million.

•	Cost of goods inflation of approximately 2% to 3%, which the Company expects to be fully offset through efficiency initiatives.

•	Pre-opening expense of $65,000 to $75,000 per new company-owned unit.

•	Interest expense of $6.5 million to $7.0 million.

•	An annual effective tax rate not to exceed 39%; however, the Company expects to only pay minimal cash-taxes for the next several years.

Conference Call Today

The Company will host a conference call to discuss its fourth quarter and fiscal 2012 financial results today at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Hosting the call will be Jeff O’Neill, President and Chief Executive Officer, and Manny Hilario, Chief Financial Officer.

The dial-in numbers for the conference call are 888-428-9480 for domestic toll-free calls and 719-325-2362 for international. A telephone replay will be available through March 7, 2013, and may be accessed by dialing 877-870-5176 for domestic toll-free calls or 858-384-5517 for international. The conference ID is 3094520.

The conference call will also be webcast live from Einstein Noah’s website at www.einsteinnoah.com.

About Einstein Noah Restaurant Group

Einstein Noah Restaurant Group, Inc. is a leading company in the quick casual restaurant industry that operates franchises and licenses locations under the Einstein Bros.®, Noah’s New York Bagels® and Manhattan Bagel® brands. The Company’s retail system consists of over 820 restaurants in 40 states and the District of Columbia. It also operates a dough production facility. The Company’s stock is traded on the NASDAQ under the symbol BAGL. Visit www.einsteinnoah.com for additional information.

Forward Looking Statement Disclosure

Certain statements in this press release, including statements under the heading “Fiscal 2013 Guidelines”, constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “guideline,” “forecast,” “estimate,” “project,” “plan to,” “is designed to,” “look forward,” “expects,” “prospects,” “intend,” “indications,” “expect,” “should,” “would,” “believe,” “target,” “trend,” “contemplate,” “anticipates” and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ materially from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. These unknown risks, uncertainties and other factors include but are not limited to (i) the results for the 2012 fourth quarter and year over year revenue and other financial results, comparable store sales, and margin performance are not necessarily indicative of future results, and our expectations for 2013 results are subject to shifting consumer preferences, new product execution, economic conditions, weather, competition, seasonal factors and cost containment initiatives, among other factors; (ii) our ability to improve transactions and our long-term growth are dependent upon consumer acceptance of our products and marketing initiatives, general economic and market conditions, among other factors; (iii) our ability to continue to improve store level margins and contain costs are dependent upon successfully executing plans for productivity improvements, labor efficiencies and food cost management; (iv) the ability to develop and open new company-owned, license and franchise restaurants and upgrade company-owned restaurants is dependent upon the availability of capital, securing acceptable financing and lease terms for desired locations, as well as the availability of contractors and materials, and securing necessary permits and licenses; (v) our ability to expand our development pipeline and ultimately expand our royalty stream is dependent upon the factors listed in (iv), above, and our ability to attract franchisees and licensees and negotiate favorable agreements; (vi) our ability to obtain lower costs for agricultural commodities is dependent upon weather, crop yield and production, the market, economic conditions, including market and inflationary pressures; (vii) our ability to build brand equity and create long-term value for our shareholders is dependent upon the success of our initiatives, financial results and the factors listed above, among other factors. These and other risks are more fully discussed in the Company’s SEC filings.

Contacts:

Investor Relations:

Raphael Gross

203-682-8253

rgross@icrinc.com

Media Relations:

Liz Brady DiTrapano

646-277-1226

lbrady@icrinc.com

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included in this filing, the Company has provided certain non-GAAP financial information, including non-GAAP total revenues excluding the extra week in fiscal 2011; adjusted earnings before interest, taxes, depreciation and amortization, restructuring expenses, strategic alternative expenses, write-off of debt issuance costs, and other operating expenses/income (“Adjusted EBITDA”); net income adjusted for the extra 53rd week in fiscal 2011, restructuring expenses, strategic alternatives expense, incremental interest expense on additional credit facility borrowings and other operating expenses/income (“Adjusted Net Income”); earnings per share adjusted for the extra 53rd week in fiscal 2011, restructuring expenses, strategic alternatives expense, incremental interest expense on additional credit facility borrowings and other operating expenses/income (“Adjusted Net Income Per Share”); and “Free Cash Flow”, which the Company defines as net cash provided by operating activities less net cash used in investing activities. Management believes that the presentation of this non-GAAP financial information provides useful information to investors because this information may allow investors to better evaluate our ongoing business performance and certain components of our results. In addition, the Company’s Board of Directors uses this non-GAAP financial information to evaluate the performance of the Company and its management team. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. We have reconciled the non-GAAP financial information to the nearest GAAP measures.

The Company includes in this report information on system-wide comparable store sales percentages. System-wide comparable store sales percentages refer to changes in sales of our restaurants, whether operated by the company or by franchisees and licensees, in operation for six fiscal quarters including those restaurants temporarily closed for an immaterial amount of time. Some of the reasons restaurants may be temporarily closed include remodeling, relocations, road construction, rebuilding related to site-specific catastrophes and natural disasters. Franchise and license comparable store sales percentages are based on sales of franchised and licensed restaurants, as reported by franchisees and licensees. Management reviews the increase or decrease in comparable store sales to assess business trends. Comparable store sales exclude permanently closed locations. When the Company intends to relocate a restaurant, it considers that restaurant to be temporarily closed for up to twelve months after it ceases operations. If a suitable relocation site has not been identified by the end of twelve months, the Company considers the restaurant to be permanently closed. Until that time, the Company includes the restaurant in its open store count, but exclude its sales from our comparable store sales. As of January 1, 2013, there are seven stores that the Company intends to relocate, and are thus considered to be temporarily closed.

The Company uses company-owned store sales, franchise and license sales and the resulting system-wide sales information internally in connection with restaurant development decisions, planning, and budgeting analyses. The Company believes system-wide comparable store sales information is useful in assessing consumer acceptance of our brands; facilitates an understanding of our financial performance and the overall direction and trends of sales and operating income; helps us appreciate the effectiveness of our advertising and marketing initiatives; and provides information that is relevant for comparison within the industry.

Comparable store sales percentages are non-GAAP financial measures, which should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be equivalent to comparable store sales as defined or used by other companies. The Company does not record franchise or license restaurant sales as revenues. However, royalty revenues are calculated based on a percentage of franchise and license restaurant sales, as reported by the franchisees or licensees.

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	Fiscal quarter ended (in thousands)		Increase/ (Decrease)
	January 3, 2012 (14 weeks)	January 1, 2013 (13 weeks)	2012 vs. 2011
Revenues:
Company-owned restaurant sales	$103,000	$99,519	(3.4%)
Manufacturing and commissary revenues	9,002	7,841	(12.9%)
Franchise and license related revenues	3,139	3,286	4.7%

Total revenues	115,141	110,646	(3.9%)

Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	30,040	26,893	(10.5%)
Labor costs	29,016	28,930	(0.3%)
Rent and related expenses	10,117	10,669	5.5%
Other operating costs	9,619	10,192	6.0%
Marketing costs	2,023	2,413	19.3%

Total company-owned restaurant costs	80,815	79,097	(2.1%)

Manufacturing and commissary costs	7,988	6,021	(24.6%)

Total cost of sales	88,803	85,118	(4.1%)

Gross margin:
Company-owned restaurant	22,185	20,422	(7.9%)
Manufacturing and commissary	1,014	1,820	79.5%
Franchise and license	3,139	3,286	4.7%

Total gross margin	26,338	25,528	(3.1%)

Operating expenses:
General and administrative expenses	9,464	9,375	(0.9%)
Depreciation and amortization	5,276	4,915	(6.8%)
Pre-opening expenses	110	711	**
Restructuring expenses	765	—	**
Strategic alternatives expense	—	2,992	**
Other operating expenses, net	381	1,273	234.1%

Income from operations	10,342	6,262	(39.5%)

Interest expense, net	852	1,062	24.6%

Income before income taxes	9,490	5,200	(45.2%)
Provision for income taxes	3,370	2,033	(39.7%)

Net income	$6,120	$3,167	(48.3%)

Net income – Basic	$0.36	$0.19	(47.2%)
Net income – Diluted	$0.36	$0.18	(50.0%)
Cash dividend declared per common share	$0.125	$4.125	**

Weighted average number of common shares outstanding:
Basic	16,809,502	16,992,803	1.1%
Diluted	17,022,819	17,278,632	1.5%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

PERCENTAGE RELATIONSHIP TO TOTAL REVENUES

(unaudited)

	Fiscal quarter ended (percent of total revenue)
	January 3, 2012 (14 weeks)	January 1, 2013 (13 weeks)

Revenues:
Company-owned restaurant sales	89.5%	89.9%
Manufacturing and commissary revenues	7.8%	7.1%
Franchise and license related revenues	2.7%	3.0%

Total revenues	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	29.2%	27.0%
Labor costs	28.2%	29.2%
Rent and related expenses	9.8%	10.7%
Other operating costs	9.3%	10.2%
Marketing costs	2.0%	2.4%

Total company-owned restaurant costs	78.5%	79.5%

Manufacturing and commissary costs (2)	88.7%	76.8%

Total cost of sales	77.1%	76.9%

Gross margin:
Company-owned restaurant (1)	21.5%	20.5%
Manufacturing and commissary (2)	11.3%	23.2%
Franchise and license	100.0%	100.0%

Total gross margin	22.9%	23.1%

Operating expenses:
General and administrative expenses	8.2%	8.5%
Depreciation and amortization	4.6%	4.4%
Pre-opening expenses	0.1%	0.6%
Restructuring expenses	0.7%	0.0%
Strategic alternatives expense	0.0%	2.7%
Other operating expenses, net	0.3%	1.2%

Income from operations	9.0%	5.7%

Interest expense, net	0.8%	1.0%

Income before income taxes	8.2%	4.7%
Provision for income taxes	2.9%	1.8%

Net income	5.3%	2.9%

(1)	As a percentage of company-owned restaurant sales
(2)	As a percentage of manufacturing and commissary revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	Fiscal year ended (in thousands)		Increase/ (Decrease)
	January 3, 2012 (53 weeks)	January 1, 2013 (52 weeks)	2012 vs. 2011

Revenues:
Company-owned restaurant sales	$378,723	$384,783	1.6%
Manufacturing and commissary revenues	34,542	31,037	(10.1%)
Franchise and license related revenues	10,330	11,186	8.3%

Total revenues	423,595	427,006	0.8%

Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs
Cost of goods sold	112,002	106,925	(4.5%)
Labor costs	110,467	111,784	1.2%
Rent and related expenses	40,277	41,993	4.3%
Other operating costs	39,092	40,320	3.1%
Marketing costs	9,796	11,380	16.2%

Total company-owned restaurant costs	311,634	312,402	0.2%

Manufacturing and commissary costs	30,441	24,236	(20.4%)

Total cost of sales	342,075	336,638	(1.6%)

Gross margin:
Company-owned restaurant	67,089	72,381	7.9%
Manufacturing and commissary	4,101	6,801	65.8%
Franchise and license	10,330	11,186	8.3%

Total gross margin	81,520	90,368	10.9%

Operating expenses:
General and administrative expenses	36,774	39,569	7.6%
Depreciation and amortization	19,259	19,707	2.3%
Pre-opening expenses	265	1,115	**
Restructuring expenses	1,099	480	(56.3%)
Strategic alternatives expense	—	3,677	**
Other operating (income) expenses, net	(395)	1,592	**

Income from operations	24,518	24,228	(1.2%)

Interest expense, net	3,357	3,384	0.8%

Income before income taxes	21,161	20,844	(1.5%)
Provision for income taxes	7,958	8,103	1.8%

Net income	$13,203	$12,741	(3.5%)

Net income – Basic	$0.79	$0.75	(5.1%)
Net income – Diluted	$0.78	$0.74	(5.1%)
Cash dividends declared per common share	$0.375	$4.500	1100.0%

Weighted average number of common shares outstanding:
Basic	16,629,098	16,935,018	1.8%
Diluted	16,880,321	17,217,180	2.0%

**	Not meaningful

EINSTEIN NOAH RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

(unaudited)

	Fiscal year ended (percent of total revenue)
	January 3, 2012 (53 weeks)	January 1, 2013 (52 weeks)

Revenues:
Company-owned restaurant sales	89.4%	90.1%
Manufacturing and commissary revenues	8.2%	7.3%
Franchise and license related revenues	2.4%	2.6%

Total revenues	100.0%	100.0%

Cost of sales (exclusive of depreciation and amortization shown separately below):
Company-owned restaurant costs (1)
Cost of goods sold	29.6%	27.8%
Labor costs	29.2%	29.0%
Rent and related expenses	10.6%	10.9%
Other operating costs	10.3%	10.5%
Marketing costs	2.6%	3.0%

Total company-owned restaurant costs	82.3%	81.2%

Manufacturing and commissary costs (2)	88.1%	78.1%

Total cost of sales	80.8%	78.8%

Gross margin:
Company-owned restaurant	17.7%	18.8%
Manufacturing and commissary	11.9%	21.9%
Franchise and license	100.0%	100.0%

Total gross margin	19.2%	21.2%

Operating expenses:
General and administrative expenses	8.7%	9.3%
Depreciation and amortization	4.5%	4.6%
Pre-opening expenses	0.0%	0.3%
Restructuring expenses	0.3%	0.1%
Strategic alternatives expense	0.0%	0.9%
Other operating (income) expenses, net	(0.1%)	0.4%

Income from operations	5.8%	5.7%

Interest expense, net	0.8%	0.8%

Income before income taxes	5.0%	4.9%
Provision for income taxes	1.9%	1.9%

Net income	3.1%	3.0%

(1)	As a percentage of Company-owned restaurant sales
(2)	As a percentage of manufacturing revenues

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

(in thousands)

Selected Consolidated Balance Sheet Information:	January 3, 2012	January 1, 2013
Cash and cash equivalents, end of period	$8,652	$17,432
Property, plant and equipment, net	59,017	63,013
Total assets	204,732	213,613
Total debt	74,200	136,700
Total liabilities	116,919	186,106

	Fiscal year ended
Selected Consolidated Cash Flow Information:	January 3, 2012	January 1, 2013
Net cash provided by operating activities	$39,110	$48,511
Net cash used in investing activities	(23,685)	(25,861)
Net cash used in financing activities	(18,541)	(13,870)
Free cash flow (cash provided by operating activities less cash used in investing activities)	15,425	22,650

Reconciliation of GAAP to Non-GAAP Measures:	Fiscal quarter ended
	January 3, 2012 (14 weeks)	January 1, 2013 (13 weeks)
	(in thousands)
Net income	$6,120	$3,167
Adjustments to net income:
Interest expense, net	852	1,062
Provision for income taxes	3,370	2,033
Depreciation and amortization	5,276	4,915
Restructuring expenses	765	—
Strategic alternative expenses	—	2,992
Other operating expense, net	381	1,273

Adjusted EBITDA	$16,764	$15,442

EINSTEIN NOAH RESTAURANT GROUP, INC.

SELECTED FINANCIAL INFORMATION

Reconciliation of GAAP to Non-GAAP Measures:	Fiscal year ended
	January 3, 2012 (53 weeks)	January 1, 2013 (52 weeks)
	(in thousands)
Net income	$13,203	$12,741
Adjustments to net income:
Interest expense, net	3,357	3,384
Provision for income taxes	7,958	8,103
Depreciation and amortization	19,259	19,707
Restructuring expenses	1,099	480
Strategic alternative expenses	—	3,677
Other operating (income) expense, net	(395)	1,592

Adjusted EBITDA	$44,481	$49,684

	Trailing 12 Months Activity
	Company Owned	Franchised	Licensed	Total
Consolidated Total
Beginning balance - January 3, 2012	440	94	239	773
Opened restaurants	15	13	27	55
Closed restaurants	(1)	(3)	(8)	(12)
Refranchising, Net	7	(7)	—	—

Ending balance - January 1, 2013	461	97	258	816

EINSTEIN NOAH RESTAURANT GROUP, INC.

NON-GAAP FINANCIAL INFORMATION

	Fiscal quarter ended
	January 3, 2012 (14 weeks)	January 1, 2013 (13 weeks)
	(in thousands, except earnings per share and related share information)

Total revenues, as reported	$115,141	$110,646
Impact of extra week in fiscal 2011	(7,300)	—

Non-GAAP total revenues	$107,841	$110,646

Net income available to common stockholders	$6,120	$3,167
Adjustments for, net of tax:
Extra week in fiscal 2011	(528)	—
Restructuring expenses	493	—
Strategic alternatives expense	—	1,823
Incremental interest expense	—	165
Other operating expenses, net	246	776

Adjusted net income	$6,331	$5,931

Weighted average number of common shares outstanding:
Basic	16,809,502	16,992,803
Diluted	17,022,819	17,278,632

Net income per share available to common stockholders – Basic	$0.36	$0.19
Adjustments for, net of tax:
Extra week in fiscal 2011	(0.03)	—
Restructuring expenses	0.03	—
Strategic alternatives expense	—	0.11
Incremental interest expense	—	0.01
Other operating expenses, net	0.02	0.04

Adjusted net income per common share – Basic	$0.38	$0.35

Net income per share available to common stockholders – Diluted	$0.36	$0.18
Adjustments for:
Extra week in fiscal 2011	(0.03)	—
Restructuring expenses	0.03	—
Strategic alternatives expense	—	0.11
Incremental interest expense	—	0.01
Other operating expenses, net	0.01	0.04

Adjusted net income per common share – Diluted	$0.37	$0.34

EINSTEIN NOAH RESTAURANT GROUP, INC.

NON-GAAP FINANCIAL INFORMATION

	Fiscal Year Ended
	January 3, 2012 (53 weeks)	January 1, 2013 (52 weeks)
	(in thousands, except earnings per share and related share information)

Total revenues, as reported	$423,595	$427,006
Impact of extra week in fiscal 2011	(7,300)	—

Non-GAAP total revenues	$416,295	$427,006

Net income available to common stockholders	$13,203	$12,741
Adjustments for, net of tax:
Extra week in fiscal 2011	(528)	—
Restructuring expenses	686	293
Strategic alternatives expense	—	2,247
Incremental interest expense	—	166
Other operating (income) expenses, net	(246)	973

Adjusted net income	$13,115	$16,420

Weighted average number of common shares outstanding:
Basic	16,629,098	16,935,018
Diluted	16,880,321	17,217,180

Net income per share available to common stockholders – Basic	$0.79	$0.75
Adjustments for, net of tax:
Extra week in fiscal 2011	(0.03)	—
Restructuring expenses	0.04	0.02
Strategic alternatives expense	—	0.13
Incremental interest expense	—	0.01
Other operating (income) expenses, net	(0.01)	0.06

Adjusted net income per common share – Basic	$0.79	$0.97

Net income per share available to common stockholders – Diluted	$0.78	$0.74
Adjustments for:
Extra week in fiscal 2011	(0.03)	—
Restructuring expenses	0.04	0.02
Strategic alternatives expense	—	0.13
Incremental interest expense	—	0.01
Other operating (income) expenses, net	(0.01)	0.05

Adjusted net income per common share – Diluted	$0.78	$0.95